Exhibit 10.1

Execution Version

BACKSTOP FACILITY AGREEMENT

This Backstop Facility Agreement (this “Agreement”) is entered into as of June 28, 2021, by and among Trebia Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Cannae Holdings, Inc., a Delaware corporation (the “Purchaser”). Capitalized terms used but not initially defined in this Agreement shall have the meaning ascribed to such terms in that certain Business Combination Agreement, dated as of the date hereof, by and among the Company, S1 Holdco LLC, a Delaware limited liability company (“S1 Holdco”), System1 SS Protect Holdings, Inc., a Delaware corporation (“Protected”), and the other parties named therein (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”).

WHEREAS, in connection with the entry into the Business Combination Agreement, an allocation of up to $200,000,000.00 of committed capital of the Purchaser has been made to subscribe for a number of shares of Trebia Class A Common Stock equal to the number of Trebia Class A Ordinary Shares that are redeemed in connection with the Special Meeting, if any (the “Trebia Shareholder Redemptions”); and

WHEREAS, the Purchaser is now entering into this Agreement with the Company, whereby at the Closing under the Business Combination Agreement, the Purchaser will acquire Trebia Class A Common Stock and the Company will issue and sell to the Purchaser, on a private placement basis, solely to the extent necessary to fund Trebia Shareholder Redemptions on a share for share basis and in the amount determined pursuant to Section 2(a)(i) hereof and subject to the limitations set forth herein (the “Backstop Purchase Shares”).

WHEREAS, Cannae is a party to the Sponsor Agreement (as defined in the Business Combination Agreement) and pursuant thereto, is entitled to the Founder Shares Forfeited to Cannae (as defined therein) (if any) pursuant to Paragraph 6(c) of the Sponsor Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Backstop Limit; Backstop Notice.

(a)            Backstop Limit. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall never be required to fund an amount in connection with the Trebia Shareholder Redemptions greater than $200,000,000.00 (the “Backstop Limit”), which amount will be used to fund (A) to the extent that the Trebia Shareholder Redemption Value (as defined in the Business Combination Agreement), if any, is less than $200,000,000, fifty percent (50%) of such amount and (B) to the extent that the Trebia Shareholder Redemption Value, if any, is in excess of $200,000,000 but less than $300,000,000, the amount funded pursuant to clause (A) plus one-hundred percent (100%) of such amount between $200,000,000 and $300,000,000.

(b)           Backstop Notice. On the date by which Trebia Shareholder Redemptions are required to be made in accordance with the Company’s memorandum and articles of association, as they may be amended from time to time (the “Memorandum and Articles”) (which date is two (2) Business Days prior to the date of the Special Meeting, as such term is defined in the Business Combination Agreement), to the extent the Trebia Shareholder Redemptions are greater than zero (0), the Company shall deliver a written notice (the “Backstop Notice”) to the Purchaser setting forth:

(i)            the total number of shares of Trebia Class A Common Stock subject to the Trebia Shareholder Redemptions;

(ii)           subject to the limitations set forth in Section 1(a), the total number of shares of Trebia Class A Common Stock (or successor security thereto) the Company is requiring the Purchaser to subscribe for in accordance with Section 2(a) of this Agreement (subject to the Backstop Limit), (the “Subscription Amount”);

(iii)          the resulting BPS Purchase Price (as calculated in accordance with Section 2(a)(i)), which amount shall in no event be greater than the Backstop Limit; and

(iv)          the Company’s wire instructions.

Notwithstanding the forgoing, the “Subscription Amount” shall not include any shares of Trebia Class A Common Stock subject to the Trebia Shareholder Redemptions that have been subsequently withdrawn in accordance with the Company’s Memorandum and Articles and applicable Law. A Backstop Notice cannot be made and the Company shall not be permitted to deliver a Backstop Notice or cause the Purchaser to acquire any Backstop Purchase Shares to the extent the Company has a Subscription Amount equal to zero (0). Only one (1) Backstop Notice may be delivered hereunder.

2.             Sale, Purchase and Issuance.

(a)           Backstop Purchase Shares.

(i)            Subject to the terms and conditions hereof, following delivery of the Backstop Notice by the Company to the Purchaser hereunder, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company a number of Backstop Purchase Shares equal to the Subscription Amount for an aggregate purchase price equal to the product of (x) $10.00 multiplied by (y) the number of Backstop Purchase Shares to be issued and sold hereunder (such aggregate purchase price, the “BPS Purchase Price”). The numbers of shares, per share amounts and purchase price of the Backstop Purchase Shares and the BPS Purchase Price, as applicable, shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

(ii)           The delivery of the Backstop Notice hereunder shall serve as notice to the Purchaser that the Purchaser will be required to pay the BPS Purchase Price, and acquire the Backstop Purchase Shares, at the BPS Closing (as defined below).

(iii)          The closing of the sale of the Backstop Purchase Shares (the “BPS Closing”) shall be held on the Closing Date. At the BPS Closing, the Company will issue to the Purchaser the Backstop Purchase Shares, registered in the name of the Purchaser, against (and concurrently with) the payment of the BPS Purchase Price to the Company by wire transfer of immediately available funds to the account notified to the Purchaser by the Company in the Backstop Notice.

(b)           Issuance of Backstop Sponsor Shares. Subject to the terms and conditions hereof and the terms and conditions of the Sponsor Agreement, at the BPS Closing, the Company will issue to Purchaser a number of shares of Trebia Class A Common Stock equal to the number of Founder Shares Forfeited to Cannae (if any) in such instance (such shares, the “Backstop Sponsor Shares” and, together with the Backstop Purchase Shares, the “Backstop Shares”).

(c)           Delivery of Backstop Shares.

(i)            The Company shall register the Purchaser as the owner of the Backstop Shares received by the Purchaser hereunder (individually or collectively, the “Securities”) in the register of stockholders of the Company and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the BPS Closing.

(ii)           In addition to any notation or legend required under the Stockholders Agreement, each register and book entry for the Backstop Shares received by the Purchaser hereunder shall contain a notation, and each certificate (if any) evidencing the Backstop Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(d)           Legend Removal. If the Backstop Shares are eligible to be sold without restriction under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 2(c)(ii) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Backstop Shares without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Backstop Shares in violation of applicable law; provided, further, that nothing in this Section 2.2(d) will require the Company to take any action with respect to the removal of any notation or legend required under the Stockholders Agreement.

(e)             Registration Rights. The Purchaser shall have registration rights with respect to the Backstop Shares as referenced in the Registration Rights Agreement that will be entered into by and among Trebia, Cannae, the Sponsors and certain other parties thereto in connection with the consummation of the Transactions (the “Registration Rights”).

3.             Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof and as of the BPS Closing:

(a)           Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)           Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c)           Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)           Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)           Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. If the Purchaser was formed for the specific purpose of acquiring the Securities, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)            Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s existing and planned or expected business, management, financial affairs and the terms and conditions of the sale of the Securities with the Company’s management.

(g)           Restricted Securities. The Purchaser understands that the sale of the Securities to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale, except pursuant to the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed a Registration Statement on Form S-1 to consummate its initial public offering with the SEC (the “IPO”). The Purchaser understands that the sale of the Securities hereunder is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such sale of the Securities.

(h)           High Degree of Risk. The Purchaser understands that its agreement to purchase the Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(i)             Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)             No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the sale of the Securities.

(k)           Residence. The principal place of business of the Purchaser is the office located at the address of the Purchaser set forth in Section 8(a) below.

(l)             Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(m)          Adequacy of Financing. The Purchaser will have at the BPS Closing available to it sufficient funds, which as of the date hereof may be reflected as investments on the Purchaser’s balance sheet, to satisfy its obligations under this Agreement, without restriction or conditions on payment to the Company except as provided hereunder. The Purchaser has no other obligations, contingent or otherwise, which would reasonably be likely to impair its ability to use such funds to meet its obligations hereunder.

(n)           Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with any underwriter of the IPO of the Company or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO of the Company.

(o)           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the sale and purchase of the Securities, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”). Notwithstanding anything to the contrary in this Agreement, nothing in this Section 3(o) shall limit any claim or cause of action (or recovery in connection therewith) with respect to fraud.

4.             Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)           Incorporation and Corporate Power.

(i)            Until the occurrence of the Domestication, the Company is an exempted company with limited liability duly incorporated under the Laws of the Cayman Islands, with all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(ii)           Upon the occurrence of the Domestication, the Company will be validly existing and in good standing under the laws of the State of Delaware, with all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b)           Capitalization. The authorized share capital of the Company consists, as of the date hereof, of:

(i)             400,000,000 Trebia Class A Ordinary Shares, 51,750,000 of which are issued and outstanding of which are issued and outstanding, and all of the outstanding Trebia Class A Ordinary Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws;

(ii)            40,000,000 Trebia Class B Ordinary Shares, 12,937,500 of which are issued and outstanding, and all of the outstanding Trebia Class B Ordinary Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws; and

(iii)          1,000,000 shares of Trebia Preferred Stock, none of which are issued and outstanding.

(c)            Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Backstop Shares at the BPS Closing has been taken or will be taken prior to the BPS Closing, as applicable. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the BPS Closing, and the issuance and delivery of the Backstop Shares and the securities issuable upon conversion or exercise of the Backstop Shares has been taken or will be taken prior to the BPS Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)           Valid Issuance of Backstop Shares.

(i)             The Backstop Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 4(e) below, the Backstop Shares will be issued in compliance with all applicable federal and state securities laws.

(ii)            No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii) — (iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)           Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings required pursuant to Regulation D of the Securities Act, applicable state securities laws, and pursuant to the Registration Rights.

(f)            Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not result in any violation or default (i) of any provisions of the Company’s Memorandum and Articles or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)           Limited Operations and Operating History. As of the date hereof, the Company has not conducted any operations other than organizational activities and activities in connection with its IPO, its search for a potential business combination and financing in connection therewith.

(h)           Absence of Litigation. As of the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(i)             No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the sale of the Backstop Shares.

(j)             No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, the Company has not made, makes nor shall be deemed to make any other express or implied representation or warranty with respect to the Company, the sale and purchase of the Backstop Shares, the IPO, the Transactions or a potential business combination, and the Company disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Purchaser. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 4(j) shall limit any claim or cause of action (or recovery in connection therewith) with respect to fraud.

5.             Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a)            Trust Account. Notwithstanding anything to the contrary set forth herein, the Purchaser acknowledges that the Company has established a trust account containing the proceeds of its IPO and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). The Purchaser agrees that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Agreement; provided, however, that nothing in this Section 5(b) shall be deemed to limit Purchaser’s right, title, interest or claim to the Trust Account by virtue of such Purchaser’s record or beneficial ownership of securities of the Company, including, but not limited to, any redemption right with respect to any such securities of the Company. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account. The Purchaser agrees and acknowledges that such waiver is material to this Agreement and has been specifically relied upon by the Company to induce the Company to enter into this Agreement and the Purchaser further intends and understands such waiver to be valid, binding and enforceable under applicable law. In the event the Purchaser, in connection with this Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of the Company’s stockholders, whether in the form of monetary damages or injunctive relief, Company or Purchaser, as applicable, shall be obligated to pay to the Company all of its legal fees and costs in connection with any such action in the event that the Company prevails in such action or proceeding.

(b)           No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Closing. For purposes of this Section 5(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6.             BPS Closing Conditions.

(a)            The obligation of the Purchaser to purchase the Backstop Purchase Shares at the BPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the BPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)            The Transactions shall be consummated substantially concurrently with, and immediately following, the purchase of the Backstop Purchase Shares;

(ii)           The Subscription Amount shall be greater than zero (0);

(iii)          The BPS Purchase Price shall not exceed $200,000,000; and

(iv)          There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated hereby illegal or any Governmental Order in effect preventing the consummation of the transactions contemplated hereby.

(b)           The obligation of the Company to sell the Backstop Purchase Shares at the BPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the BPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company, and (ii) and (iii) which may be waived by S1 Holdco in its sole discretion:

(i)            The Transactions shall be consummated substantially concurrently with, and immediately following, the purchase of the Backstop Purchase Shares;

(ii)           The representations and warranties of the Purchaser set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the BPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)          The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the BPS Closing; and

(iv)          There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated hereby illegal or any Governmental Order in effect preventing the consummation of the transactions contemplated hereby.

7.             Termination. This Agreement may be terminated at any time prior to the BPS Closing:

(a)           by written consent of each of the Company, the Purchaser and S1 Holdco; or

(b)           automatically:

(i)             upon the consummation of the Transactions (whether or not a Backstop Notice has been delivered and Backstop Shares have been delivered hereunder); provided, however, that in no event shall such termination result in the rescission of any transactions consummated hereunder;

(ii)            if a business combination is not consummated within 24 months from the closing of the IPO, or such later date as may be approved by the Company’s shareholders in accordance with the Memorandum and Articles; or

(iii)           upon the termination of the Business Combination Agreement, as provided under the terms therein.

In the event of any termination of this Agreement pursuant to this Section 7, the BPS Purchase Price, if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser in accordance with written instructions provided by the Purchaser to the Company, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 5(a) shall survive termination of this Agreement.

8.             General Provisions.

(a)            Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)             If to the Purchaser, to:

Cannae Holdings, Inc.

1701 Village Center Circle
Las Vegas, NV 89134

Attn: Michael L. Gravelle, General Counsel

E-mail: mgravelle@fnf.com

(ii)             If to the Company, to:

Trebia Acquisition Corp.

41 Madison Avenue, Suite 2020

New York, NY 10010
Attn: Tanmay Kumar, Chief Financial Officer
E-mail: tanmay@bgptpartners.com

with copies (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn:     Michael J. Aiello

              Eoghan P. Keenan

E-mail: michael.aiello@weil.com

           eoghan.keenan@weil.com

S1 Holdco, LLC

1501 Main Street, Suite 201

Venice, CA 90291

Attn:     Daniel Weinrot

E-mail: dweinrot@system1.com

and (1) if prior to Closing to:

Willkie, Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn:     Kevin O’Mara

              Claire E. James

E-mail: komara@willkie.com

           cejames@willkie.com

or (2) if following Closing to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071-1560

Attn:     Steven B. Stokdyk

              Alex Voxman

E-mail: steven.stokdyk@lw.com

            alex.voxman@lw.com

(b)           Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

(c)            No Third Party Beneficiaries; Exception. Except to the extent expressly set forth in Sections 7(a), 8(e), 8(j) and 8(q), this Agreement shall be binding on, and inure solely to the benefit of, the parties hereto and their respective successors and assigns, and nothing set forth in this Agreement shall be construed to confer upon or give any Person, other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Company to enforce, this Agreement; provided, however, that S1 Holdco and Protected are intended third party beneficiaries of Sections 2, 3, 7(a), 8(e), 8(j) and 8(q) of this Agreement to the extent expressly set forth therein.

(d)           Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e)           Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party and S1 Holdco. Notwithstanding the foregoing, the Purchaser may assign and delegate all or a portion of its rights and obligations to purchase and receive the Backstop Shares to one or more other persons upon the consent of the Company and S1 Holdco (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that no consent of the Company or S1 Holdco shall be required if such assignment or delegation is to an Affiliate of Purchaser; provided, further, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder (including its obligation to purchase the Backstop Purchase Shares) and the Company shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof. Any purported assignment or assumption of this Agreement or any right or obligation hereunder in contravention of this Section 8(e) shall be void ab initio.

(f)            Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

(g)           Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(h)           Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(i)             Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8(a) and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 8(i), a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(j)             Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided, that the prior written consent of S1 Holdco shall be required for any material amendments, modifications, waivers or supplements (which shall include amendments which create additional conditionality, change S1 Holdco’s rights under the Agreement, changes to the economics or delay the timing of any Backstop Notice).

(k)           Waiver of Damages. Notwithstanding anything to the contrary contained herein, in no event shall any party be liable for punitive damages in connection with this Agreement; provided, however, that in no event shall Purchaser be liable for any form of damages, whether such damages are consequential, special or exemplary, in connection with this Agreement in excess of the sum of the Backstop Limit and any reasonable fees and expenses associated with the collection of such damages.

(l)             Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m)           Expenses. The Company will be responsible for all costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants, transfer agents, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance and resale of the Securities and the securities issuable upon conversion or exercise of the Securities.

(n)           Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(o)           Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(p)           Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, or upon the request of a governmental authority, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(q)           Specific Performance; Enforcement. Each party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser or the Company in accordance with the terms hereof and that the other party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without a requirement to post bond or any other security. Subject to the proviso in Section 8(c) and as provided in this Section 8(q), this Agreement may be enforced only by the Company and the Purchaser, and none of the Company’s direct or indirect creditors nor any other person that is not a party to this Agreement shall have any right to enforce this Agreement or to cause the Company to enforce this Agreement; provided, however, that notwithstanding anything to the contrary S1 Holdco and Protected shall be entitled to enforce, through an action of specific performance, the Company’s right to cause the Purchaser to fund the BPS Purchase Price and purchase the Backstop Purchase Shares, subject to the terms and conditions hereof, and shall not be required to provide any bond or other security in connection with any such equitable remedy; provided in no event will S1 Holdco or Protected have any claim for monetary damages against the Purchaser hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

TREBIA ACQUISITION CORP.

By:	/s/ Paul Danola
Name: Paul Danola
Title: President

CANNAE HOLDINGS, INC.

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: General Counsel and Corporate Secretary